UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

December 13, 2012
Date of Report (Date of earliest event reported)

HELIX ENERGY SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 North Sam Houston Parkway E. Suite 400 Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Equity Purchase Agreement

On December 13, 2012, Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Seller”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Talos Production LLC, a Delaware limited liability company (the “Purchaser”), whereby the Seller will sell all of the outstanding equity in Energy Resource Technology GOM, Inc., a Delaware corporation (“the Company”), representing the Seller’s oil and gas exploration and production business in the Gulf of Mexico (the “ERT Sale”).  The consideration for the ERT Sale consists of: (a) a base purchase price of $610.0 million payable in cash or other immediately available funds, subject to adjustments for certain items such as cash contributions or distributions, incurrence of indebtedness, title defects, and/or a decision by the Company whether to complete a certain prospect well (the “Wang Prospect Well”); (b) the assignment of certain overriding royalty interests from the Company to the Seller prior to the closing (“Closing”) of the transactions contemplated by the Purchase Agreement (forms of the Conveyance of Overriding Royalty Interests assigning such overriding royalty interests are exhibits to the Purchase Agreement), including an assignment of an overriding royalty interest in the Wang Prospect Well equal to 5.25% on the first 4,500,000 barrels of oil equivalent (“BOE”) produced from such well and 10.5% thereafter; and (c) a success bonus of $5.5 million upon the Garden Banks Block 506 #4 well (the “Danny II Well”) producing an aggregate of 2,500,000 BOE  and an additional $5.0 million upon the Danny II Well producing an aggregate of 5,000,000 BOE.  Pursuant to the Purchase Agreement, the Purchaser has deposited $30.0 million into escrow to be applied against the purchase price at Closing.

If by Closing (x) a formal proposal has been made to complete the Wang Prospect Well or an attempt to complete the Wang Prospect Well has commenced or (y) the Company has entered into a contract to plug and abandon the Wang Prospect Well, then in the event of the condition described in (x) the base purchase price shall be increased by $10.0 million and in the event of the condition described in (y) the base purchase price shall be decreased by $30.0 million.  If neither of such conditions have occurred prior to Closing, the payment at Closing shall be reduced by $30.0 million and the Purchaser shall deposit an additional $10.0 million into escrow, and either (a) $40.0 million will be payable to the Seller if the condition described in (x) above occurs within one year of Closing, (b) $40.0 million will be payable to the Purchaser if the condition described in (y) above occurs within one year of Closing, or (c) $10.0 million will be payable to the Purchaser and $30.0 million payable to the Seller if neither of the conditions described in (x) or (y) above occurs within one year of Closing.

The Purchase Agreement contains customary representations, warranties, covenants and indemnifications relating to the assets and operations of the Purchaser and the Seller.  Consummation of the ERT Sale is subject to customary closing conditions.  There can be no assurance that these closing conditions will be satisfied.

The foregoing description of the Purchase Agreement is qualified by reference in its entirety to a copy of the Purchase Agreement, which is filed herewith as an exhibit and incorporated herein by reference.

On December 13, 2012, the Seller issued a press release announcing the ERT Sale.  A copy of the press release is included as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Third Correction Assignment of Overriding Royalty Interest

In connection with the execution of the Purchase Agreement, the Company and an affiliate of the Seller’s President and Chief Executive Officer entered into the Third Correction Assignment of Overriding Royalty Interest, dated December 13, 2012 but effective June 1, 2000, in order to more accurately define the royalties, rights and obligations related thereto.  A copy of the Third Correction Assignment of Overriding Royalty Interest is filed herewith as an exhibit and incorporated herein by reference.

Form of Indemnification Agreement

The Purchaser, the Company, CKB Petroleum, Inc., a Texas corporation, which is a wholly owned subsidiary of the Company (“CKB”, together with the Purchaser and the Company, the “Obligees”) and the Seller (“Obligor”) will enter into an indemnification agreement at Closing, pursuant to which the Obligees will be required to indemnify the Obligor to the extent the Obligor or its affiliates provides credit support, including any bonds, letters of credit and guarantees, with respect to the assets of the Company or CKB that are not released at or prior to Closing.  A copy of the Form of Indemnification Agreement is filed herewith as an exhibit and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Non-Competition and Non-Solicitation Agreement

On December 13, 2012, the Company, CKB (collectively the “Protected Parties”) and Johnny Edwards, President and director of each of the Company and CKB, entered into a Non-Competition and Non-Solicitation Agreement to be effective as of Closing, whereby Mr. Edwards, for a period of twelve months, would not (i) compete with the Protected Parties in certain offshore areas or (ii) solicit any customers, employees, or business contact of the Protected Parties.  A copy of the Non-Competition and Non-Solicitation Agreement is filed herewith as an exhibit and incorporated herein by reference.

Employment Agreement

Mr. Edwards has served as the President of the Company since 2000 and has been with the Company since 1994. On December 13, 2012, the Seller entered in to the First Amendment to Employment Agreement with Mr. Edwards (the “Amendment”), which amends the  Employment Agreement dated May 11, 2011  between Mr. Edwards and the Seller.  The Amendment modifies the definition of “Change in Control” from a change in control of the Seller to include a change in control of the Company.  The Employment Agreement with Mr. Edwards, as amended, remains a “double trigger” (i.e., requires both the occurrence of a change in control and termination of Mr. Edwards’s employment with the Seller), for purposes of receiving any change in control benefits and, consistent with the Seller’s policy regarding new and amended employment agreements, does not contain a “gross up” provision for excise taxes.  A copy of the Amendment is filed herewith as an exhibit and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.      Description

10.1	Equity Purchase Agreement dated December 13, 2012, between Helix Energy Solutions Group, Inc. and Talos Production LLC.

10.2	Third Correction Assignment of Overriding Royalty Interest dated December 13, 2012, by and between Energy Resource Technology GOM, Inc. and OKCD Investments, Ltd.

10.3	Form of Indemnification Agreement, by and among Talos Production LLC, Energy Resource Technology GOM, LLC, CKB Petroleum, LLC, and Helix Energy Solutions Group, Inc.

10.4	Non-Competition and Non-Solicitation Agreement dated December 13, 2012, by and among Energy Resource Technology GOM, Inc., CKB Petroleum, Inc., and Johnny Edwards.

10.5	First Amendment to Employment Agreement dated December 13, 2012, by and between Helix Energy Solutions Group, Inc. and Johnny Edwards.

99.1	Press Release dated December 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIX ENERGY SOLUTIONS GROUP, INC.

	By:	/s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

Date: December 13, 2012

Index to Exhibits

Exhibit No.      Description

10.1	Equity Purchase Agreement dated December 13, 2012, between Helix Energy Solutions Group, Inc. and Talos Production LLC.

10.2	Third Correction Assignment of Overriding Royalty Interest dated December 13, 2012, by and between Energy Resource Technology GOM, Inc. and OKCD Investments, Ltd.

10.3	Form of Indemnification Agreement, by and among Talos Production LLC, Energy Resource Technology GOM, LLC, CKB Petroleum, LLC, and Helix Energy Solutions Group, Inc.

10.4	Non-Competition and Non-Solicitation Agreement dated December 13, 2012, by and among Energy Resource Technology GOM, Inc., CKB Petroleum, Inc., and Johnny Edwards.

10.5	First Amendment to Employment Agreement dated December 13, 2012, by and between Helix Energy Solutions Group, Inc. and Johnny Edwards.

99.1	Press Release dated December 13, 2012.